As filed with the Securities and Exchange Commission on March 20, 2012	Registration No. 333-153072

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

___________________

HEMACARE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3280412 (I.R.S. Employer Identification No.)
15350 Sherman Way, Suite 350 Van Nuys, California (Address of Principal Executive Offices)	91406 (Zip Code)

2004 Stock Purchase Plan
(Full Title of the Plan)

Pete van der Wal, President
and Chief Executive Officer
HEMACARE CORPORATION
15350 Sherman Way, Suite 350
Van Nuys, California 91406
(Name and Address of Agent for Service)

(818) 226-1968
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John McIlvery, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

On August 19, 2008, Hemacare Corporation, a California corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form S-8 (File No. 333-153072) (the “Registration Statement”) registering an additional 1,000,000 shares of the Registrant’s common stock for issuance under the Registrant’s 2004 Stock Purchase Plan (the “Common Stock”).  This offering has been terminated.  Pursuant to the undertaking contained in the Registration Statement, the Registrant files this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, California on March 16, 2012.

HEMACARE CORPORATION
(Registrant)

By:	/s/ Peter van der Wal
Pete van der Wal, President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.